UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

Perspective Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per Share	CATX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2024, Perspective Therapeutics, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with certain accredited institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), 92,009,981 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for a purchase price of $0.95 per share, representing the closing price of the Common Stock on March 1, 2024. The closing of the Private Placement occurred on March 6, 2024 (the “Closing”).

The gross proceeds to the Company from the Private Placement were approximately $87.4 million, before deducting fees payable to the Placement Agents (as defined below) and other estimated transaction expenses.

The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes, which may include research and development expenditures, preclinical study and clinical trial expenditures, manufacturing expenditures, commercialization expenditures, capital expenditures, acquisitions of new technologies, products or businesses and investments.

The Investment Agreement contains customary representations, warranties and agreements by the Company and the Investors, customary conditions to closing, indemnification obligations of the Company and the Investors, other obligations of the parties and termination provisions.

The Private Placement was conducted pursuant to a Placement Agency Agreement, dated March 4, 2024 (the “Placement Agency Agreement”), by and between the Company and Oppenheimer & Co. Inc., as representative of the placement agents named therein (the “Placement Agents”). Per the Placement Agency Agreement, the Company agreed to: (i) pay the Placement Agents a cash fee equal to 5.85% of the gross proceeds received by the Company from the sale of the Shares; and (ii) reimburse the Placement Agents for certain fees and expenses. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

In connection with the Private Placement, the Company also entered into a registration rights agreement, dated March 6, 2024 (the “Registration Rights Agreement”), with the Investors obligating the Company to register the resale of the Shares within a specified period of time after the Closing.

The representations, warranties, and covenants contained in the Investment Agreement, Placement Agency Agreement and Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summaries of the terms of the Investment Agreement, Placement Agency Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Investment Agreement, Placement Agency Agreement and Registration Rights Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Private Placement and the issuance of the Shares in connection therewith included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Shares issued in the Private Placement were offered and sold without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as transactions not involving a public offering, as well as similar exemptions under applicable state securities laws, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Company; the recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; each recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 8.01. Other Events.

On March 4, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

On March 5, 2024, the Company issued a press release announcing the consummation of its previously disclosed acquisition of a manufacturing facility and associated equipment and systems for the production of its 203Pb- and 212Pb-labeled radiopharmaceuticals. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1*	Investment Agreement, dated March 4, 2024
10.2*	Placement Agency Agreement, dated March 4, 2024, by and among Perspective Therapeutics, Inc. and Oppenheimer & Co. Inc.
10.3	Registration Rights Agreement, dated March 6, 2024
99.1	Press Release issued by Perspective Therapeutics, Inc., dated March 4, 2024
99.2	Press Release issued by Perspective Therapeutics, Inc., dated March 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date: March 6, 2024	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor
Chief Executive Officer